205 DATURA STREET
                                                       WEST PALM BEACH, FL 33401
                                                                   (561)803-9900
PRESS RELEASE
FOR IMMEDIATE RELEASE


   Fidelity Bankshares Q3 Net Income up 41% to $6.2 Million, EPS $0.41; Assets
                   Reach $3.4 Billion, Deposits $2.69 Billion

--------------------------------------------------------------------------------

West Palm Beach, FL, October 19, 2004 - Fidelity Bankshares, Inc. (Nasdaq: FFFL) the holding company for Fidelity Federal Bank & Trust, announced today the company's net income for the quarter ended September 30, 2004 was $6.2 million or $.42 basic and $.41 diluted earnings per share. This compared with $4.4 million or $.30 basic and diluted earnings per share for the quarter ended September 30, 2003.

For the nine months ended September 30, 2004, the company's net income was $17.6 million or $1.20 basic and $1.16 diluted earnings per share. This compared with $14.4 million net income and $1.00 basic and $.99 diluted earnings per share for the nine months ended September 30, 2003.

For the third quarter, the company's net interest income, before provision for loan losses, increased by 31.7% to $27.7 million compared to the same quarter in 2003. This was a direct result of growth in the company's earning assets and the company's margin expansion to 3.46% compared to 3.10% for the quarter ended September 30, 2003. Compared to September 30, 2003, the company's net loans receivable grew 22.6% to $2.56 billion and investments or assets available for sale increased by 23.4% to $650.3 million.

This growth was primarily funded by an increase in lower costing core deposits of 14.2%, together with an increase in borrowings from the Federal Home Loan Bank and more efficient use of cash on deposit with FHLB. The company's results also included approximately $250,000 in estimated damages from two hurricanes in September. In addition, the results included approximately $200,000 for consultant fees associated with revenue enhancements and Sarbanes-Oxley 404 compliance.

Chairman and CEO Vince Elhilow said, "This was an event-filled quarter for us. We were hit in September by an unprecedented two hurricanes, Frances and Jeanne. Our people moved quickly and expertly to keep service open in branches where we had electricity. As power was restored, we promptly resumed operations. Thankfully, financial damage to the bank was minimal. We heard from a number of our customers thanking us for our service during a very difficult period for many of them. I am proud of the way that many of our employees reached out to help those less fortunate in need of assistance. Also, in the quarter we announced the acquisition of First Community Bancorp, which has assets of $163 million and operates five branches in Palm Beach county. This will be an excellent fit with our current 43 branches. We continue to be on track to close this transaction in the first quarter of 2005, subject to appropriate regulatory approvals and First Community shareholder approval."

Core deposits, consisting of checking, savings and money market accounts increased by $24.3 million during the quarter and now comprise 76.3% of the company's deposits. Certificates of deposit represented the remaining 23.7%. At September 30, 2004, the company's deposits totaled $2.69 billion.

In September, the board of directors approved payment of a quarterly dividend to stockholders of $.10 per share on the company's common stock. The dividend, payable to stockholders of record as of September 30, 2004, was distributed on October 15, 2004.

Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, has assets of $3.44 billion and deposits of $2.69 billion and operates in Florida through 43 offices in Palm Beach, Martin and St. Lucie counties.

An investment profile on Fidelity Bankshares may be found on the website www.hawkassociates.com/fffl/profile.htm.

Financial statements for the quarter are attached.

For more information, contact Chairman and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900, or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383, e-mail: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on the website www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website: www.hawkassociates.com.

Forward-Looking Statements. When used in this report, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the company's market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company wishes to advise readers that the factors listed above could affect the company's financial performance and could cause the company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.


 Fidelity Bankshares, Inc.
 Financial  Highlights
 (Unaudited)
                                                         Three Months   Three Months     Nine Months     Nine Months        Year
                                                            Ended          Ended           Ended           Ended            Ended
                                                        September 30,   September 30,   September 30,   September 30,   December 31,
                                                            2004           2003            2004            2003             2003
 FOR THE PERIOD (In Thousands)
 -----------------------------------------------------------------------------------------------------------------------------------
 Interest income                                            $42,986        $35,428        $120,139        $106,595         $143,683
 Interest expense                                            15,246         14,371          43,901          43,067           57,164
 Net interest income                                         27,740         21,057          76,238          63,528           86,519
 Chargeoffs                                                     149            245             248             318              322
 Recoveries                                                       -              -              25               1                1
 Gain on sale of loans                                          134            118             391           3,731            4,159
 Gain (loss) on sale of mortgage-backed
  and investment securities                                      82              -           1,135               -           (2,364)
 Net income                                                   6,182          4,385          17,557          14,433           17,921

 PER COMMON SHARE
 -----------------------------------------------------------------------------------------------------------------------------------
 Net income:
                     Basic EPS                                $0.42          $0.30           $1.20           $1.00            $1.24
                     Diluted EPS                               0.41           0.30            1.16            0.99             1.22
 Dividends declared                                            0.10           0.10            0.30            0.30             0.40
 Book value                                                   13.37          11.97           13.37           11.97            12.28
 Stock price:
                     High                                     38.80          27.72           38.80           27.72            32.47
                     Low                                      33.41          21.57           30.62           17.24            17.20
                     Close                                    37.19          26.57           37.19           26.57            31.40

 AVERAGE FOR THE PERIOD (In Thousands)
 -----------------------------------------------------------------------------------------------------------------------------------
 Assets                                                  $3,430,108     $2,899,313      $3,285,858      $2,738,664       $2,798,378
 Loans receivable, net                                    2,501,748      2,069,732       2,365,363       2,007,061        2,037,993
 Mortgage-backed securities                                 498,839        482,695         468,492         372,268          399,898
 Investments                                                209,950        163,062         228,878         175,499          174,896
 Deposits                                                 2,691,603      2,327,024       2,618,154       2,176,154        2,235,207
 Borrowed funds                                             460,146        332,227         404,414         335,645          335,832
 Stockholders' equity                                       197,062        178,726         192,764         174,871          176,477

 SELECTED RATIOS
 -----------------------------------------------------------------------------------------------------------------------------------
 Return on average assets                                     0.72%          0.60%           0.71%           0.70%            0.64%
 Return on average equity                                    12.55%          9.81%          12.14%          11.00%           10.15%
 Interest rate spread on average assets for the period        3.42%          3.06%           3.29%           3.28%            3.28%
 Net yield on average interest earning assets for the period  3.46%          3.10%           3.32%           3.32%            3.31%
 Net yield on interest earning assets at end of period        3.45%          2.96%           3.45%           2.96%            3.30%
 Interest rate spread at end of period                        3.38%          2.92%           3.38%           2.92%            3.29%
 Ratio of interest earning assets to interest bearing
                     liabilities at end of period           103.83%        101.86%         103.83%         101.86%          100.49%
 Ratio of non performing assets to total assets               0.19%          0.19%           0.19%           0.19%            0.37%
 Ratio of valuation allowances to non performing assets     204.99%        184.36%         204.99%         184.36%           99.12%
 Ratio of valuation allowances to loans receivable, net       0.51%          0.48%           0.51%           0.48%            0.51%
 Stockholders' equity as a percentage of assets               5.87%          6.14%           5.87%           6.14%            6.05%

 PERIOD END (In Thousands)
 -----------------------------------------------------------------------------------------------------------------------------------
 Total assets                                            $3,444,565     $2,929,388      $3,444,565      $2,929,388       $3,048,222
 Interest earning cash and investment securities            187,538        134,830         187,538         134,830          156,528
 Mortgage-backed and corporate debt securities              474,118        501,098         474,118         501,098          471,228
 Loans receivable, net                                    2,555,173      2,083,513       2,555,173       2,083,513        2,191,696
 Federal Home Loan Bank Stock                                19,263         13,645          19,263          13,645           13,322
 Real estate owned and held for investment                        -             45               -              45                -
 Loan loss reserve                                           13,069         10,042          13,069          10,042           11,119
 All other assets                                           208,473        196,257         208,473         196,257          215,448
 Borrowed funds                                             475,386        325,211         475,386         325,211          358,970
 Common shares outstanding, net of treasury shares       15,131,946     15,020,202      15,131,946      15,020,202       15,024,648
 Stockholders' equity                                       202,239        179,844         202,239         179,844          184,509

Certain amounts in prior year have been reclassified to conform with the September 30, 2004 presentation.

Fidelity Bankshares Inc.
Selected Unaudited Operating Data

                                                                Three Months Ended                    Nine Months Ended
                                                                  September 30,                           September 30,
                                                           2004                 2003               2004                 2003
                                                      ------------------------------------    ------------------------------------
                                                                 (In Thousands)                          (In Thousands)

Selected Operating Data:
     Interest income                                         $42,986              $35,428           $120,139             $106,595
     Interest expense                                         15,246               14,371             43,901               43,067
                                                      ---------------      ---------------    ---------------      ---------------

     Net interest income before
          provision for loan losses                           27,740               21,057             76,238               63,528
     Provision for loan losses                                   783                  558              2,174                2,041
                                                      ---------------      ---------------    ---------------      ---------------
     Net interest income after
          provision for loan losses                           26,957               20,499             74,064               61,487
                                                      ---------------      ---------------    ---------------      ---------------

     Other income
          Fees on deposit accounts                             2,740                2,957              8,374                7,061
          Fees for other banking services                      2,830                2,555              8,499                7,412
          All other income                                       675                  357              2,992                4,427
                                                      ---------------      ---------------    ---------------      ---------------
                Total other income                             6,245                5,869             19,865               18,900
                                                      ---------------      ---------------    ---------------      ---------------
     Operating expense
          Compensation and benefits                           13,110               11,235             37,576               33,635
          Occupancy and equipment                              4,403                3,703             12,356               10,534
          All other operating expense                          5,564                4,207             15,158               12,522
                                                      ---------------      ---------------    ---------------      ---------------
                Total operating expense                       23,077               19,145             65,090               56,691
                                                      ---------------      ---------------    ---------------      ---------------

     Income before taxes                                      10,125                7,223             28,839               23,696
     Provision for income taxes                                3,943                2,838             11,282                9,263

     Net income                                               $6,182               $4,385            $17,557              $14,433
                                                      ===============      ===============    ===============      ===============

     Earnings per share:
          Basic                                                $ .42                $ .30             $ 1.20               $ 1.00
                                                      ===============      ===============    ===============      ===============
           Diluted                                              $ .41                $ .30             $ 1.16                $ .99
                                                      ===============      ===============    ===============      ===============

Certain amounts in prior year have been reclassified to conform with the September 30, 2004 presentation.

Fidelity Bankshares Inc.
Selected Unaudited Financial Data


                                                                         September 30,                 December 31,
                                                                             2004                           2003
                                                                     ------------------------------------------------
                                                                                      (In Thousands)
Assets
Cash and interest earning deposits                                           $ 76,587                      $ 109,887
Assets available for sale                                                     650,330                        593,959
Loans:
     Residential mortgage                                                   1,734,258                      1,509,249
     Commercial mortgage                                                      914,106                        753,890
     Consumer                                                                 215,634                        185,450
     Commercial business                                                      133,764                        131,292
                                                                     -----------------              -----------------
           Gross loans                                                      2,997,762                      2,579,881
     Less:
           Loans in process                                                   426,928                        374,974
           Deferred costs (income)                                              2,592                          2,092
           Allowance for loan losses                                           13,069                         11,119
                                                                     -----------------              -----------------
                 Loans, Net                                                 2,555,173                      2,191,696
                                                                     -----------------              -----------------
Office properties and equipment                                                77,158                         70,663
FHLB stock                                                                     19,263                         13,322
REO                                                                                 -                              -
All other assets                                                               66,054                         68,695
                                                                     -----------------              -----------------
Total assets                                                              $ 3,444,565                    $ 3,048,222
                                                                     =================              =================

Liabilities and Equity
Liabilities:
Deposits:
     Checking, savings and money
           market accounts                                                $ 2,054,888                    $ 1,774,222
     Certificates of deposit                                                  638,638                        685,879
                                                                     -----------------              -----------------
           Total deposits                                                   2,693,526                      2,460,101
     Repurchase agreements                                                     37,816                         42,089
     Borrowings from FHLB                                                     385,250                        264,561
     Subordinated debentures I                                                 29,639                         29,639
     Subordinated debentures II                                                22,681                         22,681
     All other liabilities                                                     73,414                         44,642
                                                                     -----------------              -----------------
           Total liabilities                                                3,242,326                      2,863,713
                                                                     -----------------              -----------------
     Stockholders' equity                                                     202,239                        184,509
                                                                     -----------------              -----------------
  Total liabilities and equity                                            $ 3,444,565                    $ 3,048,222
                                                                     =================              =================


Certain amounts in prior year have been reclassified to conform with the September 30, 2004 presentation.